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                                                                EX-99.(j)(ii)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 2-81149), and to the incorporation by reference therein of our report dated February 9, 2001 on the financial statements and financial highlights of The Guardian Variable Contract Funds, Inc.


                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP


New York, New York
April 24, 2001